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Hollywood Entertainment Corporation Signs Definitive Merger Agreement;
Shareholders to Receive $14.00 per Share in Cash
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PORTLAND, OR, March 29, 2004 -- Hollywood Entertainment Corporation (Nasdaq:
HLYW), owner and operator of more than 1,920 Hollywood Video superstores and 600 Game Crazy specialty stores, today announced the signing of a definitive merger agreement with an affiliate of Leonard Green & Partners, L.P.

Under the terms of the merger agreement, upon consummation, Hollywood's shareholders will receive $14.00 per share in cash, which represents a premium of more than 30% to the most recent closing price and a premium of more than 25% to the average trading price for the last 30 days. Mark Wattles, Hollywood's Founder, Chairman and Chief Executive Officer will continue in his current capacities following the merger. Mr. Wattles will exchange a substantial portion of his equity holdings in Hollywood for 50% of the common equity in the surviving company.

The Company entered into the merger agreement following the unanimous recommendation by a special committee comprised of the independent directors of the company's Board of Directors (the "Special Committee"). The Special Committee and the Board of Directors received a fairness opinion from Lazard.

The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including shareholder approval, receipt of antitrust clearance and the completion of financing. The Company will solicit shareholder approval by means of a proxy statement, which will be mailed to Hollywood shareholders upon the completion of the required Securities and Exchange Commission filing and review process. The parties currently anticipate consummating the transaction in the third calendar quarter of 2004. The equity financing necessary for the transaction has been fully committed by Leonard Green & Partners, L.P., through Green Equity Investors IV, L.P., a $1.85 billion private equity fund, and the debt financing necessary for the transaction has been fully committed by UBS AG.

Leonard Green & Partners is a private Los Angeles-based merchant banking firm specializing in organizing, structuring and sponsoring management buy-outs, going-private transactions and recapitalizations of established public and private companies. Leonard Green & Partners has significant investments in PETCO Animal Supplies, Inc., a leading specialty retailer of premium pet food and supplies; Rite Aid Corporation, a national chain of 3,400 drug stores; VCA Antech, Inc., the nation's largest network of veterinary-exclusive laboratories and free-standing, full service animal hospitals; Rand McNally, the nation's leading map publisher; The Sports Authority, Inc., the nation's largest sporting goods retailer; Liberty Group Publishing, Inc. a publisher of community newspapers and related publications; Leslie's Poolmart, Inc., the nation's leading retailer of pool supplies; Varsity Brands, Inc., a leading provider of goods and services to the school spirit industry; and FTD, Inc., a leading supplier of floral services and products. Leonard Green & Partners is the largest private equity firm in Southern California, managing more than $3.6 billion of private equity capital.

Additional Information

Hollywood Entertainment Corporation will promptly file with the Securities and Exchange Commission a current report on form 8-K, which will include the merger agreement and related documents. The proxy statement that Hollywood plans to file with the Securities and Exchange Commission and mail to its shareholders will contain information about Hollywood Entertainment Corporation, Leonard Green & Partners, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. In addition to receiving the proxy statement from the Company by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission's website (http://www.sec.gov) or, without charge, from the Company. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Hollywood Entertainment Corporation.

Hollywood Entertainment Corporation and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Hollywood's shareholders with respect to the proposed merger. Information regarding any interests that Hollywood's executive officers and directors may have in the transaction will be set forth in the proxy statement.

Forward-Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed transaction between Hollywood Entertainment Corporation and an affiliate of Leonard Green & Partners and involving risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the current economic environment, the Company and its industry. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to,
(i) the failure to obtain the necessary shareholder approval, antitrust clearance or required financing in a timely manner or at all and (ii) satisfaction of various other closing conditions contained in the definitive merger agreement. Other potential risks and uncertainties are discussed in Hollywood 's reports and other documents filed with the Securities and Exchange Commission from time to time. The Company assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company's management. Inclusion of such forward-looking statements herein should not be regarded as a representation by the Company that the statements will prove to be correct.

 CONTACT: 	Alex Bond
		Senior Vice President, Finance and Business Development
		503-570-5667